UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                       November 7, 2006 (November 6, 2006)
                Date of Report (Date of earliest event reported)

                  Kansas City Southern de Mexico, S.A. de C.V.

                      (formerly known as TFM, S.A. de C.V.)
             (Exact Name of Registrant as Specified in Its Charter)


            Mexico                        333-08322                  N/A
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)

                               Montes Urales 625
                              Lomas de Chapultepec
                               11000 Mexico, D.F.
                                     Mexico
                    (Address of Principal Executive Offices)

                               + (5255) 9178-5836
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01     Other Event.


Kansas City Southern de Mexico, S.A. de. C.V. (formerly known as TFM, S.A. de C.V.), a wholly-owned subsidiary of Kansas City Southern, announced today that approximately $145.7 million principal amount of its 10.25% Senior Notes due 2007 were tendered on or prior to the Consent Deadline of 5:00 p.m. New York City time, November 3, 2006, pursuant to the previously announced consent solicitation and tender offer for the 2007 Senior Notes. A copy of the press release issued by Kansas City Southern is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits

99.1 Press Release issued by Kansas City Southern dated November 6, 2006, entitled "KCSM Announces Tenders from Holders of 97% of KCSM's 10.25% Senior Notes due 2007" is attached hereto as Exhibit 99.1


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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Kansas City Southern de Mexico, S.A. de C.V.

November 6, 2006                       By:  /s/ Patrick J. Ottensmeyer
                                            ----------------------------------
                                            Patrick J. Ottensmeyer
                                            Chief Financial Officer